EXHIBIT 99.1

Contact:  Kathleen Campbell, Marketing Director                                                                                                                First Citizens Community Bank
570-662-0422                                                                                               15 S. Main Street
570-662-8512 (fax)                                                                                             Mansfield, PA 16933

Citizens Financial Services, Inc. Reports A 19% Increase in Second Quarter 2012 Earnings

MANSFIELD, PENNSYLVANIA— July 25, 2012 – Citizens Financial Services, Incorporated (OTC BB: CZFS), parent company of First Citizens Community Bank, has released its unaudited financial performance for the quarter ended June 30, 2012.

For the three months ended June 30, 2012, net income totaled $3,753,000 which compares to $3,147,000 for the same period last year. This represents an increase of $606,000, or 19.26%. Earnings per share of $1.30 increased 20.46% from $1.08 per share last year.

For the six months ended June 30, 2012, net income totaled $7,202,000 which compares to $5,977,000 for the same period last year. This represents an increase of $1,225,000, or 20.50%. Earnings per share of $2.49 increased 21.57% from $2.05 per share last year.  Annualized return on equity for the comparable periods was 18.58% and 17.22%, while return on assets was 1.63% and 1.44%, respectively.

Net interest income, before the provision for loan losses, increased from $14,012,000 for the six months ended June 30, 2011 to $15,223,000  this year, an increase of $1,211,000, or 8.6%. On a tax equivalent basis, our net interest margin on interest earning assets has increased from 3.96% last year to 4.04% this year. Yields on interest earning assets decreased 23 basis points, but was offset by a decrease of 35 basis points on interest bearing liabilities.  In particular, yields on investment securities decreased 38 basis points.  CEO and President Randall E. Black stated, “The unprecedented low interest rate environment has continued to make investing difficult.  Primarily, we have invested in short-term investments in order to manage for long-term profitability by having available liquidity when market conditions and investment opportunities improve.  We have been able to off-set declining investment yields by decreasing our deposit costs”.

As of June, 30, 2012, total assets were $881.4 million, which was an increase of $2.8 million from December 31, 2011.  The investment portfolio totaled $323.1 million, which is an increase of $4.3 million from the December 31, 2011 balance of $318.8 million.  Net loans have increased $9.5 million to a total of $490.5 million at June 30, 2012 from the end of December.  Since June 30, 2011, net loans have increased $19.7 million, or 4.2%.  Through June $14.2 million of residential mortgages have been originated which have been sold on the secondary market compared with $5.1 million last year.

The provision for loan losses for the first six months of 2012 totaled $210,000 which compares to $375,000 recorded last year.  Credit quality continues to improve and compares favorably to peer.  As of June 30, 2012, non-performing assets as a percent of loans was 1.89%, which compares to 2.11% as of December 31, 2011 and 2.25% as of June 30, 2011.  Through June, annualized net charge-offs as a percent of average loans remains very low at .02%.

Stockholders’ equity totaled $86.5 million at June 30, 2012, which is an increase of $5.1 million, or 6.2%, from December 31, 2011 and an increase of $11.2 million from June 30, 2011.  First Citizens continues to remain well capitalized based upon regulatory guidelines.  On July 10, 2012 a cash dividend of $.30 per share along with a 1% stock dividend were declared to shareholders of record as of July 20, 2012.  The cash dividend will be paid on July 27, 2012 and represents an increase of 13.2% over the July 2011 cash dividend of $.265 per share.

“Our financial performance remains strong as we focus on remaining a strong, well-capitalized, local community bank committed to serving our communities and customers, as well as providing outstanding shareholder return and value”, commented Mr. Black.

Citizens Financial Services, Inc. has over 1,500 shareholders, the majority of whom reside in Potter, Tioga, and Bradford Counties, Pennsylvania and Allegany County, New York, where their 18 offices are located.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic and competitive conditions and other risks and uncertainties.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	June 30	December 31	June 30
(in thousands except share data)	2012	2011	2011
ASSETS:
Cash and due from banks:
Noninterest-bearing	$ 12,525	$ 9,960	$ 11,318
Interest-bearing	5,243	20,472	33,114
Total cash and cash equivalents	17,768	30,432	44,432

Available-for-sale securities	323,131	318,823	288,610

Loans (net of allowance for loan losses: $6,650 at June 30, 2012;
$6,487 at December 31, 2011 and $6,163 at June 30, 2011)	490,482	481,022	470,749

Premises and equipment	11,515	11,702	11,956
Accrued interest receivable	3,800	3,621	3,717
Goodwill	10,256	10,256	10,256
Bank owned life insurance	13,919	13,669	13,416
Other assets	10,479	9,042	9,846

TOTAL ASSETS	$ 881,350	$ 878,567	$ 852,982

LIABILITIES:
Deposits:
Noninterest-bearing	$ 86,218	$ 85,605	$ 80,545
Interest-bearing	652,549	648,388	632,582
Total deposits	738,767	733,993	713,127
Borrowed funds	47,066	53,882	55,408
Accrued interest payable	1,222	1,512	1,556
Other liabilities	7,754	7,712	7,592
TOTAL LIABILITIES	794,809	797,099	777,683
STOCKHOLDERS' EQUITY:
Preferred Stock $1.00 par value; authorized
3,000,000 shares at June 30, 2012, December 31, 2011 and June 30, 2011;
none issued in 2012 or 2011	-	-	-
Common stock
$1.00 par value; authorized 15,000,000 shares at June 30, 2012, December 31, 2011 and
June 30, 2011; issued 3,132,866 shares at June 30, 2012 and December 31, 2011;
3,104,434 shares at June 30, 2011	3,133	3,133	3,104
Additional paid-in capital	15,364	15,313	14,295
Retained earnings	68,813	63,337	59,393
Accumulated other comprehensive income	4,990	4,949	3,244
Treasury stock, at cost: 243,784 shares at June 30, 2012; 230,203 shares at
December 31, 2011 and 214,942 shares at June 30, 2011	(5,759)	(5,264)	(4,737)
TOTAL STOCKHOLDERS' EQUITY	86,541	81,468	75,299
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$ 881,350	$ 878,567	$ 852,982

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share data)	2012	2011	2012	2011
INTEREST INCOME:
Interest and fees on loans	$ 7,439	$ 7,463	$ 14,904	$ 14,858
Interest-bearing deposits with banks	1	20	6	42
Investment securities:
Taxable	1,237	1,176	2,434	2,348
Nontaxable	920	892	1,874	1,757
Dividends	16	14	32	29
TOTAL INTEREST INCOME	9,613	9,565	19,250	19,034
INTEREST EXPENSE:
Deposits	1,555	2,046	3,221	4,134
Borrowed funds	393	443	806	888
TOTAL INTEREST EXPENSE	1,948	2,489	4,027	5,022
NET INTEREST INCOME	7,665	7,076	15,223	14,012
Provision for loan losses	105	150	210	375
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	7,560	6,926	15,013	13,637
NON-INTEREST INCOME:
Service charges	1,129	1,128	2,207	2,073
Trust	151	146	324	303
Brokerage and insurance	75	123	225	218
Gains on loans sold	131	34	185	75
Investment securities gains, net	213	114	321	234
Earnings on bank owned life insurance	126	124	250	245
Other	208	129	364	269
TOTAL NON-INTEREST INCOME	2,033	1,798	3,876	3,417
NON-INTEREST EXPENSES:
Salaries and employee benefits	2,668	2,518	5,421	5,033
Occupancy	314	329	624	719
Furniture and equipment	96	106	202	223
Professional fees	224	172	492	329
FDIC insurance	115	250	238	500
Pennsylvania shares tax	160	146	326	293
Other	1,092	1,189	2,221	2,393
TOTAL NON-INTEREST EXPENSES	4,669	4,710	9,524	9,490
Income before provision for income taxes	4,924	4,014	9,365	7,564
Provision for income taxes	1,171	867	2,163	1,587
NET INCOME	$ 3,753	$ 3,147	$ 7,202	$ 5,977

PER COMMON SHARE DATA:
Net Income - Basic	$ 1.30	$ 1.08	$ 2.49	$ 2.05
Net Income - Diluted	$ 1.30	$ 1.08	$ 2.49	$ 2.05
Cash Dividends Paid	$ 0.300	$ 0.265	$ 0.595	$ 0.525

Number of shares used in computation - basic	2,886,012	2,915,708	2,890,849	2,916,526
Number of shares used in computation - diluted	2,887,421	2,915,708	2,891,473	2,916,526

Financial Highlights

	Three Months Ended		Six Months Ended
	June 30		June 30
	2012	2011	2012	2011
Performance Ratios and Share Data:
Return on average assets (annualized)	1.69%	1.50%	1.63%	1.44%
Return on average equity (annualized)	18.72%	17.85%	18.58%	17.22%
Net interest margin (tax equivalent)	4.03%	3.93%	4.04%	3.96%
Cash dividends paid per share	$ 0.300	$ 0.265	$ 0.595	$ 0.525
Earnings per share - basic	$ 1.30	$ 1.08	$ 2.49	$ 2.05
Earnings per share - diluted	$ 1.30	$ 1.08	$ 2.49	$ 2.05
Number of shares used in computation - basic	2,886,012	2,915,708	2,890,849	2,916,526
Number of shares used in computation - diluted	2,887,421	2,915,708	2,891,473	2,916,526

Balance Sheet Highlights (dollars in thousands):	June 30, 2012	December 31, 2011	June 30, 2011

Assets	$ 881,350	$ 878,567	$852,982
Investment securities:
Available for sale	323,131	318,823	288,610
Loans (net of unearned income)	497,132	487,509	476,912
Allowance for loan losses	6,650	6,487	6,163
Deposits	738,767	733,933	713,127
Stockholders' Equity	86,541	81,468	75,299
Non-performing assets	9,403	10,300	10,725
Non-performing assets to total loans	1.89%	2.11%	2.25%
Annualized net charge-offs to total loans	0.02%	0.02%	0.05%
Average Leverage Ratio	9.20%	8.83%	8.53%
Common shares outstanding	2,881,266	2,902,663	2,889,492
Book value per share	$ 28.23	$ 26.36	$24.94